UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Sumo Logic, Inc.
(Name of Registrant as Specified In Its Charter)
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SUMO LOGIC, INC. 305 MAIN STREET REDWOOD CITY, CALIFORNIA 94063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held at 10:00 a.m. Pacific Time on July 6, 2021
Dear Stockholders of Sumo Logic, Inc.:
We cordially invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Sumo Logic, Inc., a Delaware corporation, to be held on Tuesday, July 6, 2021 at 10:00 a.m. Pacific Time. In light of the coronavirus pandemic, for the safety of all of our people, including our stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SUMO2021, where you will be able to listen to the meeting live, submit questions and vote online.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone or by mail.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect three Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on May 12, 2021 as the record date for the Annual Meeting. Stockholders of record on May 12, 2021 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
The accompanying proxy statement and our annual report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
By order of the Board of Directors,

Ramin Sayar
President, Chief Executive Officer, and Director
Redwood City, California
May 21, 2021

SUMO LOGIC, INC.
PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
to be held at 10:00 a.m. Pacific Time on Tuesday, July 6, 2021
GENERAL INFORMATION
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of Sumo Logic, Inc. (“Sumo Logic” or the “Company”), a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, July 6, 2021 at 10:00 a.m. Pacific Time. In light of the coronavirus (“COVID-19”) pandemic, for the safety of all of our people, including our stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SUMO2021, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 21, 2021 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2021 annual report can be accessed by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
How can I attend the Annual Meeting?
Stockholders as of the record date (or their duly appointed proxy holder) may attend, vote and submit questions virtually at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SUMO2021. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting.
The Annual Meeting webcast will begin promptly at 10:00 a.m. Pacific Time on July 6, 2021. We encourage you to access the meeting prior to the start time. Online access will open at 9:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording of the meeting will be available at www.virtualshareholdermeeting.com/SUMO2021 until July 20, 2022.
Can I ask questions at the Annual Meeting?
Stockholders as of the record date who attend the Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Additional rules and procedures regarding asking questions will be available on the virtual meeting website. Stockholders must have available their control number provided on their proxy card, voting instruction form or Notice to ask questions during the meeting.
We will endeavor to answer as many questions as time permits that comply with the meeting rules of conduct. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or our business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the virtual meeting login page: www.virtualshareholdermeeting.com/SUMO2021.
What matters am I voting on?
You are being asked to vote on:
•	the election of three Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022; and
•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of each Class I director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022.
How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. You may vote “For” or “Withhold” on each of the nominees for election as a director. A plurality means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a “Withhold” vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•
Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022, requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” on this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who is entitled to vote?
Holders of our common stock as of the close of business on May 12, 2021, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 106,212,308 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in

“street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
Are a certain number of shares required to be present at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are several ways to vote:
•
by Internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 5, 2021 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on July 5, 2021 (have your Notice or proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•
by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SUMO2021, where you may vote and submit questions during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will generally have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•
entering a new vote by Internet or by telephone; completing and returning a later-dated proxy card; notifying our Corporate Secretary, in writing, at Sumo Logic, Inc., 305 Main Street, Redwood City, California 94063; or attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Ramin Sayar, Sydney Carey, and Katherine Haar have been designated as proxy holders by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 21, 2021 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees.

Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:
Sumo Logic, Inc.
Attention: Corporate Secretary
305 Main Street
Redwood City, California 94063
(650) 810-8700
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 21, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Sumo Logic, Inc.
Attention: Corporate Secretary
305 Main Street
Redwood City, California 94063
(650) 810-8700
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2022 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than 8:00 a.m., local time, on March 8, 2022; and
•	not later than 5:00 p.m., local time, on April 7, 2022.
However, if we hold the 2022 annual meeting of stockholders more than 25 days before or after the one-year anniversary of the Annual Meeting, then, to be timely, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m., local time, on the 120th day before the 2022 annual meeting of stockholders and no later than 5:00 p.m., local time, on the 10th day following the day on which we first publicly announce the date of the 2022 annual meeting of stockholders.
If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear at such meeting to present his, her, or its proposal, we are not required to present the proposal for a vote at such meeting.

Recommendation or Nomination of Director Candidates
Holders of 1% of our fully diluted capitalization for at least 12 months prior to the submission of the recommendation may recommend director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of the Company’s capital stock, and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which currently consists of eight directors. Six of our directors are “independent” under the listing standards of the NASDAQ Global Select Market (“Nasdaq”).
We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.
Class I Directors (Term Expires in 2021)	Class II Directors (Term Expires in 2022)	Class III Directors (Term Expires in 2023)
Joseph Ansanelli	Sandra E. Bergeron	Christian Beedgen
Charles J. Robel	Randy S. Gottfried	William D. (BJ) Jenkins, Jr.
Ramin Sayar	Tracey Newell
The following table sets forth, as of May 12, 2021, the names, ages, and certain other biographical information for each of our directors with terms expiring at the Annual Meeting (who are also nominees for election as directors at the Annual Meeting) and for each of the continuing members of our board of directors:
					Committee Memberships			Other Public Co. Boards
Name	Age	Director Since	Position with Sumo Logic	Independent	AC	CC	CGNC
Nominees for Director
Joseph Ansanelli	51	2013	Director	✔		✔		0
Charles J. Robel(1)(2)	71	2018	Director	✔	Chair		✔	1
Ramin Sayar	48	2014	President, Chief Executive Officer, and Director					0
Continuing Directors
Christian Beedgen	48	2010	Co-Founder, Chief Technology Officer, and Director					0
Sandra E. Bergeron	62	2020	Director	✔	✔	✔		2
Randy S. Gottfried(2)	55	2019	Director	✔	✔			0
William D. (BJ) Jenkins, Jr.	55	2018	Director	✔		✔	Chair	1
Tracey Newell	55	2020	Director	✔		Chair	✔	1
AC = Audit Committee	CC = Compensation and Talent Committee	CGNC = Corporate Governance and Nominating Committee
(1)	Lead independent director
(2)	Financial expert

Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee is responsible for reviewing with our board of directors the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. Our corporate governance and nominating committee uses a variety of methods to identify and evaluate director nominees. Some of the factors that our corporate governance and nominating committee considers include, without limitation, character, integrity, judgment, corporate experience, diversity (including such factors as gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board of directors), independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like, including as required by applicable laws, rules and regulations. Nominees must also have: the highest personal and professional ethics and integrity; proven achievement and competence in their field and the ability to exercise sound business judgment; skills that are complementary to those of the existing board of directors; the ability to assist and support management and make significant contributions to our success; and an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
In its evaluation of director candidates, our corporate governance and nominating committee considers the suitability of each director candidate, including current directors, in light of current size and composition, organization, and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Although we do not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints.
Our corporate governance and nominating committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our corporate governance and nominating committee recommends to our full board of directors the director nominees for selection.
Board Composition and Director Experience

We believe the composition of our board of directors, including the diversity of experiences, knowledge, and viewpoints of our directors, is critical to our success. Our board of directors has identified certain attributes, qualifications, and experiences that we believe provide a range of expertise and perspectives relevant to our business and the achievement of our long-term objectives:
Executive Leadership	Directors who have served as a founder, CEO, or senior executive of a company, with a focus on strategy, performance, and organizational and risk management
Global Leadership	Directors with expertise in managing global operations and diverse cultures
Technology	Directors with extensive experience in software products, research and development, or information technology, particularly in the fields of data analytics or security
Cloud / SaaS	Directors with a deep understanding of our business and industry, especially with respect to digital transformation, modern applications, and cloud computing
Go-To-Market
Directors with experience in business and organizational strategies, such as customer, partner, vertical market, sales, pricing, marketing and brand activities, particularly in cloud services and enterprise software

Growth and Operational Scale	Directors with experience building high-growth businesses and operational capabilities for scale, especially at Cloud / SaaS companies
Business Development and Strategy	Directors with experience in strategic planning, growth and expansion strategies, mergers and acquisitions, and other strategic transactions
Finance and Accounting	Directors with expertise in financial management, financial markets, financial reporting and accounting, and financing and investing activities
Legal, Regulatory, and Compliance	Directors with legal expertise or experience in compliance or regulatory issues, including privacy and data security, corporate governance, or public policy matters
Public Company Board	Directors who currently serve, or who have served, on other public company boards
Our directors represent a balanced mix of these attributes, qualifications, and experiences:

Nominees for Director
Joseph Ansanelli. Mr. Ansanelli has served as a member of our board of directors since May 2013. Mr. Ansanelli has served as chief executive officer at Gladly Software, Inc., a customer service platform, since January 2015 and as a Partner at Greylock Partners, a venture capital firm, or Greylock, since June 2012. Mr. Ansanelli currently serves on the boards of directors of several privately-held companies. Mr. Ansanelli holds a B.S. in Applied Economics from The Wharton School of the University of Pennsylvania. Mr. Ansanelli was selected to serve on our board of directors because of his extensive operating and management experience, his knowledge of technology companies, and his extensive experience as a venture capital investor.
Charles J. Robel. Mr. Robel has served as a member of our board of directors since April 2018. Mr. Robel currently serves as the Chairman of the board of directors of GoDaddy Inc., a web hosting company, and on the boards of directors of several privately-held companies. Mr. Robel previously served on the boards of directors at a number of other companies, including Model N, Inc., a revenue management software company, from January 2007 to February 2019, Jive Software, Inc., a collaborative software company, from January 2011 to June 2017, AppDynamics Inc. from April 2014 to March 2017, Blue Coat Systems Inc. from May to August 2016, Palo Alto Networks, Inc., a network enterprise security company, from June 2011 to December 2014, and Informatica Corporation from November 2005 to August 2015. From June 2000 to December 2005, Mr. Robel served as general partner and chief of operations of Hummer Winblad Venture Partners, L.P., a venture capital firm. From January 1974 to May 2000, Mr. Robel served in various roles at PricewaterhouseCoopers LLP, an accounting firm, including most recently as a partner. Mr. Robel holds a B.S. in Accounting from Arizona State University. Mr. Robel was selected to serve on our board of directors because of his financial, accounting, and compliance expertise and his experience serving on the boards of directors of other public and private technology companies.
Ramin Sayar. Mr. Sayar has served as our President, Chief Executive Officer, and as a member of our board of directors since December 2014. From April 2010 to December 2014, Mr. Sayar served as senior vice president and general manager, cloud management business unit at VMware, Inc., a software virtualization company. From November 2006 to April 2010, Mr. Sayar served as vice president of products and strategy at HP Software Technology Pvt. Ltd., a software development company. Mr. Sayar holds a B.A. in History from the University of California, Santa Barbara and an M.B.A. from San Jose State University. Mr. Sayar was selected to serve on our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer.
Continuing Directors
Christian Beedgen. Mr. Beedgen is a co-founder of Sumo Logic and has served as our Chief Technology Officer and a member of our board of directors since our founding. Prior to co-founding Sumo Logic, Mr. Beedgen served in various roles at ArcSight, Inc., an enterprise security management company, including most recently as chief architect, director of engineering, and co-founded Gigaton, Inc., a cloud file management company. Mr. Beedgen holds an Associate’s Degree in Social Sciences from Humboldt-Universität zu Berlin and a Bachelor’s Degree in Digital Communication and Media from Fachhochschule Brandenburg. Mr. Beedgen was selected to serve on our board of directors because of the perspective and experience he brings as a co-founder and as our Chief Technology Officer.
Sandra E. Bergeron. Ms. Bergeron has served as a member of our board of directors since March 2020. From 2004 until 2012, Ms. Bergeron was a venture partner at Trident Capital, Inc., a venture capital firm. Ms. Bergeron currently serves as Lead Independent Director of Qualys, Inc., a provider of cloud security and compliance solutions, and on the board of directors of F5 Networks, Inc., a provider of multi-cloud application services. Previously, Ms. Bergeron served as chairman of TraceSecurity, a privately-held provider of cloud-based security solutions and IT governance, risk, and compliance management solutions and as a director of TriCipher, a privately-held secure access management company acquired by VMware in August 2010. Ms. Bergeron also served on the board of ArcSight, Inc., a publicly-traded security and compliance management company acquired by Hewlett-Packard Company in September 2010, and on the board of directors of Sophos Group Plc until it was acquired by a private equity firm in March 2020. Ms. Bergeron holds a B.B.A. in Information Systems from Georgia State University and an

M.B.A. from Xavier University. Ms. Bergeron was selected to serve on our board of directors because of her extensive experience in network and data security and related public policy issues, her experience as a director of public and private technology companies, and her deep understanding of managing product development and sales teams in the computer and internet security industries.
Randy S. Gottfried. Mr. Gottfried has served as a member of our board of directors since February 2019. Mr. Gottfried currently serves on the boards of directors of several privately-held companies and provides consulting services to a variety of high-growth startups. From January 2015 to April 2017, Mr. Gottfried served as chief financial officer at AppDynamics, Inc., an application performance management company. From June 2013 to December 2014, Mr. Gottfried was a private investor. From February 2004 to May 2013, Mr. Gottfried served as chief financial officer at Riverbed Technology, Inc., a network technology company, and from October 2012 to May 2013, he also served as chief operating officer of Riverbed. Mr. Gottfried holds a B.B.A. in Accounting from the University of Michigan and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Mr. Gottfried was selected to serve on our board of directors because of his significant operational experience as an executive with technology companies and his deep understanding of finance, financial reporting, strategy, operations, and risk management.
William D. (BJ) Jenkins, Jr. Mr. Jenkins has served as a member of our board of directors since March 2018. Mr. Jenkins has served as president and chief executive officer and as a member of the board of directors of Barracuda Networks, Inc., a security and networking company, since November 2012. Prior to Barracuda, Mr. Jenkins served in various roles at EMC Corporation, including president of the backup and recovery division. Mr. Jenkins currently serves as a member of the board of directors of Generac Holdings Inc., a manufacturer of backup power generation products. Mr. Jenkins previously served on the boards of directors at a number of other companies, including Nimble Storage, Inc., a flash storage company, from March 2015 to March 2017, and Apigee Corporation, an API management and predictive analytics software company, from September 2013 to November 2016. Mr. Jenkins holds a B.S. in General Engineering from the University of Illinois and an M.B.A. from Harvard Business School. Mr. Jenkins was selected to serve on our board of directors because of his significant operational experience as an executive with technology companies and his experience serving on the boards of directors of other public technology companies.
Tracey Newell. Ms. Newell has served as a member of our board of directors since December 2020. From July 2018 until January 2021, Ms. Newell was President, Global Field and Marketing Operations at Informatica LLC, a software company. Prior to this, Ms. Newell was Executive Vice President, Global Field Operations, at Proofpoint, Inc., an enterprise security software company, from August 2013 until July 2018, and Executive Vice President, Global Sales at Polycom, Inc., a video, voice, and content solutions provider, from July 2011 until August 2013. Ms. Newell currently serves on the board of directors of SailPoint Technologies Holdings, Inc., an identity and access management provider. Prior to joining the management team at Informatica, Ms. Newell served on their board of directors from July 2016 to June 2018. Ms. Newell holds a B.A. in Business Economics from the University of California, Santa Barbara. Ms. Newell was selected to serve on our board of directors because of her extensive experience in operations and her experience as a director of public and private technology companies.
Director Independence
Under the listing rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that Messrs. Ansanelli, Gottfried, Jenkins, and Robel and Mses. Bergeron and Newell do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent”

as that term is defined under Nasdaq listing rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure and Role of the Lead Independent Director
We believe that the structure of our board of directors and its committees provides strong oversight of our company. Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors shall serve as our lead independent director if the chairperson of our board of directors is not independent. Our board of directors has not designated a chairperson, but has appointed Mr. Robel to serve as lead independent director. As our lead independent director, Mr. Robel is responsible for calling separate meetings of the independent directors, determining the agenda and serving as chairperson of meetings of independent directors, reporting to our Chief Executive Officer regarding feedback from executive sessions, and performing such other responsibilities as may be designated by a majority of our independent directors from time to time.
Only independent directors serve on the audit committee, the compensation and talent committee, and the corporate governance and nominating committee of our board of directors. As a result of its committee system and the existence of a majority of independent directors, our board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our board of directors as well as the strong independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board Committees
Our board of directors has established an audit committee, a compensation and talent committee, and a corporate governance and nominating committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
Our audit committee consists of Ms. Bergeron and Messrs. Gottfried and Robel, with Mr. Robel serving as Chairperson. Each member of our audit committee meets the requirements for independence of audit committee members under Nasdaq listing standards and SEC rules and regulations and also meets the financial literacy and sophistication requirements of the Nasdaq listing standards. Our board of directors has determined that each of Messrs. Robel and Gottfried is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Our audit committee is responsible for, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;

•	reviewing and approving related party transactions; and
•
approving, or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our website at investor.sumologic.com. During fiscal 2021, our audit committee held nine meetings.
Compensation and Talent Committee
Our compensation and talent committee consists of Messrs. Ansanelli and Jenkins and Mses. Bergeron and Newell, with Ms. Newell serving as Chairperson. Each member of our compensation and talent committee meets the requirements for independence for compensation committee members under the listing standards of Nasdaq. Each of Mr. Ansanelli and Mses. Bergeron and Newell is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Our compensation and talent committee is responsible for, among other things:
•	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•	administering our equity compensation plans;
•	reviewing and approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.
Our compensation and talent committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our compensation and talent committee is available on our website at investor.sumologic.com. During fiscal 2021, our compensation and talent committee held five meetings.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee consists of Ms. Newell and Messrs. Jenkins and Robel, with Mr. Jenkins serving as Chairperson. Each member of our corporate governance and nominating committee meets the requirements for independence under the listing standards of Nasdaq. Our corporate governance and nominating committee is responsible for, among other things:
•	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	evaluating the performance of our board of directors and of individual directors, including our Chief Executive Officer;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting; and
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our corporate governance and nominating committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our corporate governance and nominating committee is available on our website at investor.sumologic.com. During fiscal 2021, our corporate governance and nominating committee did not hold any meetings.

Attendance at Board and Stockholder Meetings
During our fiscal year ended January 31, 2021, our board of directors held nine meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This Annual Meeting will be our first annual meeting of stockholders since becoming a publicly-traded company.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation and talent committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation and talent committee.
Stockholder Recommendations and Nominations to the Board of Directors
Our corporate governance and nominating committee will consider director candidates recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of Sumo Logic continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to us, attention of the General Counsel or legal department, at Sumo Logic, Inc., 305 Main Street, Redwood City, California 94063. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and our company, evidence of the recommending stockholder’s ownership of our capital stock, and any other information required by our amended and restated bylaws. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Sumo Logic, Inc., 305 Main Street, Redwood City, California 94063. To be timely for the 2022 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “General Information—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”

Communications with the Board of Directors
Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our General Counsel or legal department at Sumo Logic, Inc., 305 Main Street, Redwood City, California 94063. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our General Counsel or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors or the lead independent director if there is not an independent chairperson of our board of directors.
Our General Counsel or legal department may decide in the exercise of their or its judgment whether a response to any stockholder communication is necessary and shall provide a report to our corporate governance and nominating on a quarterly basis of any stockholder communications received for which the General Counsel or legal department has responded. This procedure for stockholder communications with non-management members of our board of directors is administered by our corporate governance and nominating committee.
This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed above under “General Information—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities and to serve the interests of the Company and our stockholders in a manner that is consistent with its fiduciary duties. The Corporate Governance Guidelines address a variety of matters such as the role of our board of directors, the qualifications and responsibilities of our directors and director candidates, including independence standards, board meetings and board committee matters, and other applicable corporate governance policies and standards.
In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, contractors, consultants, officers, and directors. We have implemented our Code of Business Conduct and Ethics to ensure that our core values remain with us as we strive to create value for our employees, customers, partners, and stockholders. Our Code of Business Conduct and Ethics outlines general guidelines and standards for business conduct, and is designed to deter wrongdoing and promote:
•	honest and ethical conduct as we operate our business;
•	the avoidance of actual or apparent conflicts of interest;
•	compliance with all applicable laws and Sumo Logic policies;
•	prompt internal reporting of suspected violations of the Code of Business Conduct and Ethics; and
•	accountability for following the Code of Business Conduct and Ethics.

The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at investor.sumologic.com. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our company is exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our board of directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board of directors also receives regular reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance. Our audit committee also, among other things, discusses with management, the internal auditors, and the independent auditor guidelines and policies with respect to risk assessment and risk management, as well as potential conflicts of interest. Our compensation and talent committee assesses risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks. Our corporate governance and nominating committee assesses risks relating to our corporate governance practices and the independence of the board of directors.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Our Commitment to ESG
We recognize that our commitment to managing environmental, social, and governance (ESG) risks and opportunities is essential to long-term value creation for our stockholders, employees, customers, communities, and other stakeholders. Our approach to ESG is anchored in our mission to democratize machine data and empower organizations with the critical data and insights required to address technology and collaboration challenges with prescriptive action in real time—a modern business imperative. Both our management team and our board of directors believe that our environmental stewardship, social responsibility, and corporate governance practices are foundational to our operational success, growth strategy, and financial priorities.
Board Diversity
Our board of directors is responsible for promoting our strong culture of corporate citizenship and adherence to business standards guided by our Code of Business Conduct and Ethics. Members of our board of directors possess a variety of tenure, qualifications, and experiences contributing to a board that is well-rounded and well-positioned to effectively oversee our business and promote the interests of our stakeholders. See the section above titled “—Board Composition and Director Experience.”

ESG Governance
Our corporate governance and nominating committee has oversight of our ESG practices, as outlined in its committee charter. Other board committees also play a role in ESG, with responsibilities across areas such as cybersecurity, human capital management, and risk assessment and management. In addition, members of our management team and subject matter experts across our company are responsible for developing the implementation of our ESG strategy, initiatives, and communications. We plan to provide an inaugural ESG report in the future with further analysis of our ESG practices.

Business Ethics
Honest and ethical conduct is critical to our business. Our success depends on the trust we foster with our employees, with our customers and partners, and with our community by acting with integrity and in accordance with applicable laws. We expect every employee, officer, director, and consultant to not only read and understand our Code of Business Conduct and Ethics, but also to apply good judgment and the highest personal ethical standards in making business decisions.
We encourage employees to raise concerns and be alert to possible violations and report them without fear of retaliation. We have established the Sumo Logic Compliance Hotline, hosted by an independent third party provider, for employees or other stakeholders to report any questions, concerns, or suspected violations. Reports may be submitted online at http://sumologic.ethicspoint.com or by calling the U.S. toll-free number +1 (866) 714-1294 (or other global phone numbers available on the website). Reports may be submitted anonymously, depending on local laws.
Human Capital Management
Our board of directors plays a key role in the oversight of our culture, setting the tone at the top and holding management accountable for maintaining high ethical standards. Our board of directors believes that human capital management, including diversity, equity, inclusion, and belonging (DEIB) initiatives, is important to our long-term success. Our compensation and talent committee reviews and discusses annually with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks.
Talent Vision and Competitive Benefits
We are incredibly proud of our community of passionate, talented employees committed to creating positive customer impact and value. It is our mission to create the organizational conditions and culture for talented individuals to continue to thrive. Our human capital objectives include identifying, recruiting, retaining, incentivizing, and integrating our existing and new employees and consultants. In addition to competitive base salaries and cash compensation, we also offer equity incentive plans to attract, retain, and reward personnel. We aim to advance our unique innovation, business success, and stockholder value by motivating such individuals to perform to the best of their abilities and achieve our corporate objectives.
Diversity, Equity, Inclusion, and Belonging
A diverse and inclusive workforce is a business imperative and key to our long-term success. We strive to cultivate a high-performing and diverse workforce and to foster a culture of collaboration and learning, where all employees feel valued and enhance each other’s performance. We will continue making positive strides in developing and integrating a progressive DEIB strategy. As such, we have taken some initial steps to advance DEIB initiatives, such as DEIB awareness training.
Employee Engagement
We actively seek opportunities for regular engagement and communication by our Chief Executive Officer and other senior executive leaders with our broader employee population. For example, we host periodic townhalls that provide an opportunity for our Chief Executive Officer and other senior leaders to be accessible to our global employees while discussing topics such as recent financial results, innovative growth initiatives, and customer success stories. We also conduct an annual confidential company-wide employee engagement survey. Feedback from these surveys provides our management team with valuable information about our workplace culture and corporate mission, and the results are used to develop and refine other aspects of our overall human capital management strategies.
Risk Assessment and Risk Management
To remain a resilient business, we need to anticipate and mitigate ESG-related risks. Data security and business continuity practices are material to our long-term operational sustainability and business success and that of our customers. Our audit committee is responsible for the oversight of enterprise-wide risk assessment and risk management, including our operational infrastructure pertaining to security, data privacy, reliability, business continuity, and capacity matters. As such, our audit committee reviews our risk management framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with our board of directors and its committees at least annually.
Architecture Reliability and Business Continuity
Our platform is built on a multi-tenant cloud architecture, hosted on Amazon Web Services (AWS) using intelligent resource management, auto scaling, and partitioning logic to manage our compute and storage footprint so that we can deliver resiliency and optimal performance while maintaining efficiency. Our platform runs across multiple regions and within each region across multiple AWS data centers. Our microservices are distributed to avoid single-points-of-failure and to ensure fault-tolerance even in the case of full physical data center outage.
Data Protection
All data to our platform is encrypted in transit. Additionally, all data in our platform is encrypted at rest, with unique rotating customer key chains which are themselves encrypted to ensure data security. We utilize numerous controls to ensure platform security, including identity and access management, multi-factor authentication, multiple audit trails, real-time security monitoring, encrypted operating system volumes and more. We have a dedicated System and Organization Controls (SOC) security operations center with a full incident response program escalating to our Chief Executive Officer and our Chief Security Officer, as well as to our audit committee, if warranted. We have a robust security and data privacy training program required for all employees and contractors upon hire and ongoing annually. Finally, our privacy statement reinforces our commitment to safeguards around the information used with our cloud analytics solutions.
Our distinct public cloud offering is built out to and operated in accordance with NIST 800-53 FedRAMP-Moderate framework. We engage independent, third-party assessors to audit and certify our compliance annually.

Specifically, our platform is PCI-DSS 3.2.1 Service Provider Level 1 certified, SOC 2 Type 2 attested, HIPAA Security Rule compliance attested, ISO 27001 certified, CSA STAR certified, and has FedRAMP Moderate Authorization.
Stock Ownership Guidelines
In May 2021, we adopted stock ownership guidelines for our executive officers and non-employee directors. Under these guidelines, our Chief Executive Officer, other executive officers, and non-employee directors are required to own shares of our common stock equivalent to at least the following:
Position	Ownership Requirement
Chief Executive Officer	3x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Directors	3x Base Value (as defined in our director compensation policy)
Each individual has until the later of May 14, 2026, or five years from the date of their appointment or hire, to achieve the required ownership levels. Our compensation and talent committee may waive, at its discretion, these guidelines for non-employee directors joining our board of directors from government, academia, or similar professions. Our compensation and talent committee may also temporarily suspend, at its discretion, these guidelines if compliance would create a severe hardship or prevent an executive officer or non-employee director from complying with a court order. We believe that these guidelines promote the further alignment of the interests of our executive officers and non-employee directors with the interests of our stockholders.
Anti-Hedging and Anti-Pledging Policy
Under our insider trading policy, our officers, directors, and employees may not (i) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued to such persons by Sumo Logic), including any hedging or similar transaction designed to decrease the risks associated with holding our common stock, (ii) pledge our securities as collateral for loans, or (iii) hold our securities in margin accounts.
Director Compensation
In connection with our initial public offering, our board of directors adopted, and our stockholders approved, a compensation policy for our non-employee directors. The director compensation policy was developed with input from our independent compensation consultant at the time, Radford (Aon plc), regarding practices and compensation levels at comparable companies, and is designed to attract, retain, and reward non-employee directors.
Under this director compensation policy, each non-employee director will receive the equity compensation described below for board services. We also will continue to reimburse our non-employee directors for reasonable, customary, and documented travel expenses to board meetings.
Maximum Annual Compensation Limit
The director compensation policy provides that in any fiscal year, no non-employee director may be granted combined compensation with a value greater than $1,000,000. For purposes of this limitation and for purposes of determining the value of equity awards granted pursuant to the terms of the director compensation policy, the value of equity awards is based on the average closing sales price of a share of our common stock for the 20 consecutive trading days ending on the fifth trading day prior to the awards’ grant date. Any cash compensation paid or equity awards granted to a person for their service as an employee, or for their service as a consultant (other than as a non-employee director), will not count for purposes of the limitations. The maximum limits do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Equity Compensation
Initial Award. Each person who first becomes a non-employee director receives, on the first trading date or after the date on which the person first becomes a non-employee director, an award of restricted stock units (“RSUs”), or the Initial Award. The Initial Award covers a number of shares of our common stock having a value based on the average closing sales price of a share of our common stock for the 20 consecutive trading days ending on the fifth trading day prior to the awards’ grant date equal to $300,000 rounded down to the nearest whole share (the “Initial Award Value”). The Initial Award will vest as to one-third of the RSUs subject to the Initial Award on the first quarterly vesting date that is on or after the one-year anniversary of the Initial Award’s grant date and as to one-third of the RSUs on each annual anniversary thereafter subject to the non-employee director continuing to provide services to us through the applicable vesting date. A quarterly vesting date is the first trading day on or after each of March 15, June 15, September 15, and December 15. If the person was a member of the board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an Initial Award.
Annual Award. Each non-employee director who has served as a director for at least six months prior to the applicable annual meeting of our stockholders automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the policy (the “Annual Meeting Date”), an award of RSUs, or an Annual Award, covering a number of shares of our common stock having a value (determined as described above) equal to the annual award value (determined as described below), rounded down to the nearest whole share. Each non-employee director who has not served as a director for at least six months prior to the applicable Annual Meeting Date automatically will only receive, on the Annual Meeting Date, an Annual Award covering a number of shares of our common stock having a value equal to the total additional value (determined as described below) and not the base value (as described below), rounded down to the nearest whole share. Each Annual Award will vest on the earlier of the one-year anniversary of the Annual Award’s grant date, or the day prior to the Annual Meeting Date next following the Annual Award’s grant date, subject to the non-employee director’s continued service through the applicable vesting date.
The Annual Award value will equal $180,000, or the base value, plus the total additional value received by the non-employee director and will be calculated on the Annual Award’s grant date.
Following the effective date of the policy, non-employee directors who serve in the following roles will receive “additional value” as an equity grant for each position the non-employee director holds as of the Annual Meeting Date as follows:
•	$30,000 per year for service as a board member;
•	$15,000 per year for service as a lead independent director;
•	$20,000 per year for service as chair of the audit committee;
•	$10,000 per year for service as a member of the audit committee;
•	$20,000 per year for service as chair of the compensation and talent committee;
•	$10,000 per year for service as a member of the compensation and talent committee;
•	$7,500 per year for service as chair of the corporate governance and nominating committee; and
•	$4,000 per year for service as a member of the corporate governance and nominating committee.
Each non-employee director who serves as the chair of a committee will receive only the additional value as the chair of the committee, and not the additional value as a member of the committee. The total additional value for a non-employee director will be calculated based on the positions held by the non-employee director as of the Annual Meeting Date and will not be adjusted for any changes to the positions held by the non-employee director after the Annual Award’s grant date and before the next Annual Meeting Date.
In the event of a “change in control” (as defined in our 2020 Equity Incentive Plan), each non-employee director will fully vest in their outstanding company equity awards issued under the director compensation policy, including any Initial Award or Annual Award, unless specifically provided otherwise in the applicable award agreement or other written agreement between the non-employee director and us.
Non-Executive Officer Director Compensation
During fiscal 2021, our employee directors, Messrs. Sayar and Beedgen, did not receive any compensation for their services as directors. The compensation received by Mr. Sayar as an employee is set forth in the section titled “Executive Compensation.” The compensation received by Mr. Beedgen as an employee is set forth below.
The following table provides information regarding the compensation of our non-executive officer directors for service as directors and of Mr. Beedgen for his service as an employee for the year ended January 31, 2021.
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total($)
Joseph Ansanelli	—	517,500	—	—	517,500
Christian Beedgen(3)	—	1,241,602	65,859	255,642(4)	1,563,103
Sandra E. Bergeron	—	1,211,683	—	—	1,211,683
Randy S. Gottfried	—	—	—	—	—
William D. (BJ) Jenkins, Jr.	—	302,921	—	—	302,921
Tracey Newell(5)	—	452,312	—	—	452,312
Charles J. Robel	—	605,842	—	—	605,842
(1)
The amount reported represents the aggregate grant-date fair value of RSU awards granted in fiscal 2021, calculated in accordance with FASB Accounting Standards Codification Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to vesting conditions. These amounts do not reflect the actual economic value that may be realized by the director.

(2)	The following table lists all outstanding equity awards held by each of our non-employee directors as of January 31, 2021:
Name	Option Awards(a)				Stock Awards(a)
	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price Per Share	Option Expiration Date	Number of Shares Underlying Unvested Stock Awards
Joseph Ansanelli	9/5/2020	—	—	—	25,000(b)
Sandra E. Bergeron	3/15/2020	—	—	—	100,000(c)
Randy S. Gottfried	2/26/2019	250,000(d)	$3.68	2/25/2029	—
William D. (BJ) Jenkins, Jr.	3/15/2020	—	—	—	25,000(c)
Tracey Newell	12/4/2020	—	—	—	15,022(e)
Charles J. Robel	4/2/2018	300,000(f)	$3.05	4/1/2028	—
	3/15/2020	—	—	—	50,000(c)
(a)	Except for the grant to Ms. Newell, which was granted pursuant to our 2020 Equity Incentive Plan, each of the outstanding equity awards listed in the table was granted pursuant to our 2010 Stock Plan.
(b)
The RSUs will vest when both a “service-based requirement” and a “liquidity event requirement” are satisfied. The liquidity event requirement was satisfied on March 16, 2021. The service-based requirement will be satisfied as to 25% of the total number of shares of common stock underlying the RSUs on September 15, 2021, and as to an additional 1/16th of the total number of shares of common stock underlying the RSUs on each quarterly vesting date thereafter, subject to the director’s continued service through the applicable vesting date. A quarterly vesting date is the first trading day on or after each of March 15, June 15, September 15, and December 15.

(c)
The RSUs will vest when both a “service-based requirement” and a “liquidity event requirement” are satisfied. The liquidity event requirement was satisfied on March 16, 2021. The service-based requirement will be satisfied as to 25% of the total number of shares of common stock underlying the RSUs on March 15, 2021, and as to an additional 1/16th of the total number of shares of common stock underlying the RSUs on each quarterly vesting date thereafter, subject to the director’s continued service through the applicable vesting date. A quarterly vesting date is the first trading day on or after each of March 15, June 15, September 15, and December 15.

(d)
The shares underlying this option vest 1/48th monthly commencing on January 11, 2019. This option is early exercisable. In the event of a “change in control” (as defined in the applicable award agreement), 100% of the then-unvested options under the award immediately will vest.

(e)
The award will vest as to one-third of the RSUs subject to the award on the first quarterly vesting date that is on or after the one-year anniversary of the award’s grant date and as to one-third of the RSUs on each annual anniversary thereafter subject to the director’s continued service through the applicable vesting date. A quarterly vesting date is the first trading day on or after each of March 15, June 15, September 15, and December 15.

(f)
The shares underlying this option vest 1/48th monthly commencing on April 2, 2018. This option is early exercisable. In the event of a “change in control” (as defined in the applicable award agreement), 100% of the then-unvested options under the award immediately will vest.

(3)	Mr. Beedgen did not receive any compensation for his service as a director. The amounts reflected in this table represent his compensation as an employee during fiscal 2021.
(4)	Represents Mr. Beedgen’s salary earned in fiscal 2021 ($255,000) and a tax gross-up ($642) for certain gifts provided to the Company’s executive team in connection with its initial public offering.
(5)	Ms. Newell became a member of our board of directors in December 2020.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors. We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms.
At each annual meeting of stockholders, directors of our board of directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.
Nominees
Our corporate governance and nominating committee has recommended, and our board of directors has approved, Joseph Ansanelli, Charles J. Robel, and Ramin Sayar as nominees for election as directors at the Annual Meeting. If elected, each of Messrs. Ansanelli, Robel, and Sayar will serve as directors until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the relevant experiences, qualifications, attributes, and skills of each nominee that led our board of directors to recommend that person as a nominee for director, please see the section titled “Board of Directors and Corporate Governance.” Each of Messrs. Ansanelli, Robel, and Sayar has consented to being named as a nominee in the proxy statement and to continue to serve as a director, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Ansanelli, Robel, and Sayar. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
Each director is elected by a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a “Withhold” vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending January 31, 2022. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2015.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, our board of directors may reconsider the appointment. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by PricewaterhouseCoopers LLP for our fiscal years ended January 31, 2021 and 2020.
	FY2021	FY2020
Audit Fees(1)	$1,653,599	$2,536,879
Audit-Related Fees	—	—
Tax Fees(2)	133,172	178,871
All Other Fees(3)	6,300	2,700
Total Fees	$1,793,071	$2,718,450
(1)
Audit Fees are for the annual audit and quarterly reviews of our consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters. This category also includes fees for services incurred in connection with our initial public offering and audit fees related to business combination accounting for our recently closed acquisitions.

(2)	Tax Fees consist of fees for professional services for domestic and international tax advisory services.
(3)	All Other Fees are fees for products and services other than the services described above, which are the cost of a subscription to an accounting research tool.

Auditor Independence
In our fiscal year ended January 31, 2021, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PricewaterhouseCoopers LLP for our fiscal year ended January 31, 2020 were approved by our audit committee, and following adoption of our pre-approval policy in September 2020, all services provided by PricewaterhouseCoopers LLP for our fiscal year ended January 31, 2021, which includes all fees for audit services, were pre-approved by our audit committee in accordance with the policy.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of our board of directors comprised solely of independent directors as required by Nasdaq listing standards and SEC rules and regulations. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Sumo Logic’s financial reporting process, Sumo Logic’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Sumo Logic’s consolidated financial statements. Sumo Logic’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Sumo Logic’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Sumo Logic’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP;
•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•
received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence;

•	reviewed the qualifications and performance of PricewaterhouseCoopers LLP;
•	overseen Sumo Logic’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements); and
•	overseen Sumo Logic’s policies with respect to risk assessment and risk management pertaining to the financial, accounting, insurance coverage, investment, and tax matters of Sumo Logic.
Based on the audit committee’s review and discussions with management and PricewaterhouseCoopers LLP, the audit committee recommended to our board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Charles J. Robel (Chair)
Sandra E. Bergeron
Randy S. Gottfried
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of May 12, 2021. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Ramin Sayar	48	President, Chief Executive Officer, and Director
Sydney Carey	56	Chief Financial Officer
Steven Fitz	56	Chief Revenue Officer
Katherine Haar	45	General Counsel and Secretary
Suku Krishnaraj Chettiar	48	Chief Marketing Officer
For Mr. Sayar’s biography, see the section above titled “Board of Directors and Corporate Governance—Nominees for Director.”
Sydney Carey. Ms. Carey has served as our Chief Financial Officer since November 2018. Ms. Carey has previously served as chief financial officer at Duo Security, Inc., a cloud security company, from December 2017 to October 2018, at Apttus Corp, a quote-to-cash software company, from June 2016 to December 2017, at Zscaler, Inc., a cloud security company, from March 2015 to June 2016, at MongoDB, Inc., a modern database company, from April 2013 to February 2015. Ms. Carey also served in various roles, including chief financial officer, at Tibco Software Inc., a cloud computing company, between January 2004 and April 2013. Ms. Carey previously served on the board of directors of Bazaarvoice, Inc. from April 2012 to November 2017 and of Proofpoint, Inc. from January 2014 to April 2015, and currently serves on the board of directors of Asana, Inc. and Lead Edge Growth Opportunities, Ltd. Ms. Carey holds a B.A. in Economics from Stanford University.
Steven Fitz. Mr. Fitz has served as our Chief Revenue Officer since October 2016. From July 2012 to August 2016, Mr. Fitz served as senior vice president, worldwide field operations at MapR Technologies Inc., a big data software company. From May 2010 to June 2012, Mr. Fitz served as president and general manager, U.S. field operations at Avaya Inc., a business communications company. Prior to Avaya, Mr. Fitz served as a senior vice president at Isilon Systems, Inc., a software storage company, and in a number of leadership roles at EMC Corporation, a cloud computing company. Mr. Fitz holds a B.B.A. in Marketing from the Isenberg School of Management of the University of Massachusetts, Amherst.
Katherine Haar. Ms. Haar has served as our General Counsel since November 2018 and as our Secretary since March 2019. Prior to joining Sumo Logic, Ms. Haar served in various roles between February 2010 and November 2018 at Informatica LLC, a software company, including most recently as senior vice president, general counsel and chief privacy officer from August 2015 to November 2018, and as vice president and deputy general counsel from January 2013 to August 2015. From October 2000 to January 2010, Ms. Haar was an associate at Wilson Sonsini Goodrich and Rosati, P.C., a law firm. Ms. Haar holds a B.A. in Economics from the University of Chicago and a J.D. from the University of California, Berkeley.
Suku Krishnaraj Chettiar. Mr. Krishnaraj Chettiar has served as our Chief Marketing Officer since October 2018, having previously served as our Vice President of Marketing from September 2015 to October 2018. From May 2014 to September 2015, Mr. Krishnaraj Chettiar served as vice president and general manager, cloud business unit at CenturyLink, Inc., a connectivity, cloud, and security services company. From June 2012 until its acquisition by CenturyLink, Mr. Krishnaraj Chettiar served as chief marketing officer of AppFog, Inc., a platform-as-a-service company. Mr. Krishnaraj Chettiar holds a B.E. in Computer Science and Engineering from the University of Mysore and an M.B.A. from the Leavey School of Business at Santa Clara University.

EXECUTIVE COMPENSATION
Summary Compensation Table
The amounts below represent the compensation awarded to or earned by or paid to our named executive officers for the year ended January 31, 2021:
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Ramin Sayar President and Chief Executive Officer	2021	350,000	—	7,685,298	—	253,496	642	8,289,436
	2020	372,315(3)	—	—	3,140,697	215,646	3,419	3,732,077
Sydney Carey Chief Financial Officer	2021	325,000	—	2,948,994	—	119,010	642	3,393,646
	2020	325,000	—	—	—	113,850	—	438,850
Suku Krishnaraj Chettiar Chief Marketing Officer	2021	272,000	—	1,728,255	—	71,973	642	2,072,870
(1)
The amounts reported represent the aggregate grant-date fair value of the awards calculated in accordance with ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to vesting conditions. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

(2)	For fiscal year 2021, represents the tax gross-up for certain gifts provided to our executive team in connection with our initial public offering.
(3)	Includes a payout of accrued vacation in the amount of $24,398.
Non-Equity Incentive Plan Awards
Our board of directors adopted our Executive Incentive Compensation Plan, or our Bonus Plan, in March 2020, effective for fiscal years commencing on or after the Bonus Plan’s adoption date. Each of our named executive officers participated in our Bonus Plan for fiscal 2021. Under our Bonus Plan, for participants not participating in a sales incentive plan, bonus target percentages were determined based on the participant’s position and level. Mr. Sayar’s, Ms. Carey’s and Mr. Chettiar’s fiscal 2021 target annual bonuses were 70%, 45% and 35% of base salary, respectively. However, in connection with certain proactive actions we took to manage our operating expenses in light of the uncertainty caused by the COVID-19 pandemic, we implemented a 10% reduction to our executive officers’ target cash compensation (i.e., annual base salary, plus annual bonus opportunity) by reducing target bonuses for each of the second, third and fourth quarters of fiscal 2021. This reduction was subsequently recouped to our executive team in the form of RSU grants.
At the conclusion of each fiscal quarter, we reviewed performance and made a determination of the payout amount based on achievement against targets with 50% based on our plan and 50% on individual goals. Bonuses were paid quarterly following the conclusion of each fiscal quarter. Payment of the portion based on our plan may exceed 100% if we surpass the designated goals and payment against individual goals could be paid at, below, or above 100% of target based on assessment of performance within the quarter. The actual bonus amounts paid to each named executive officer are set forth in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of January 31, 2021.
Name	Grant Date	Option Awards(1)				Stock Awards(1)
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market value of Shares or Units of Stock That Have Not Vested ($)(2)
Ramin Sayar	12/3/2014	3,093,298(3)	—	1.15	12/2/2024	—	—
	8/1/2017	708,753(4)	325,052	2.65	7/31/2027	—	—
	3/12/2019	208,824(5)	246,792	3.68	3/11/2029	—	—
	3/15/2020	—	—	—	—	430,000(6)	14,796,300
	3/15/2020	—	—	—	—	200,000(7)	6,882,000
	6/15/2020	—	—	—	—	3,682(8)	126,698
Sydney Carey	12/11/2018	643,800(9)	363,825	3.68	12/10/2028	—	—
	3/15/2020	—	—	—	—	240,000(6)	8,258,400
	6/15/2020	—	—	—	—	2,917(8)	100,374
Suku Krishnaraj Chettiar	9/17/2015	435,000(3)	—	1.38	9/16/2025	—	—
	12/5/2017	54,167(10)	45,833	2.65	12/4/2027	—	—
	12/11/2018	80,000(11)	40,000	3.68	12/10/2028	—	—
	3/15/2020	—	—	—	—	140,000(6)	4,817,400
	6/15/2020	—	—	—	—	2,272(8)	78,180
(1)	Each of the outstanding equity awards listed in the table above was granted pursuant to our 2010 Stock Plan.
(2)	The market value of our common stock is based upon the market price of $34.41 per share, which was Sumo Logic’s price at the close of market on January 29, 2021.
(3)	The shares underlying this option are fully vested and immediately exercisable.
(4)
The shares underlying this option vest, subject to Mr. Sayar’s continued role as a service provider to us, as to 1/48th of the total shares on January 2, 2019 with 1/48th of the total shares vesting monthly thereafter.

(5)
The shares underlying this option vest, subject to Mr. Sayar’s continued role as a service provider to us, as to 1/4th of the total shares on March 1, 2020 with 1/48th of the total shares vesting monthly thereafter.

(6)
The RSUs will vest when both a “service-based requirement” and a “liquidity event requirement” are satisfied. The liquidity event requirement was satisfied on March 16, 2021. The service-based requirement will be satisfied as to 25% of the total number of shares of our common stock underlying the RSUs on March 15, 2021, and as to an additional 1/16th of the total number of shares of our common stock underlying the RSUs on each quarterly vesting date thereafter, subject to the named executive officer’s continued service through each vesting date. A quarterly vesting date is the first trading day on or after each of March 15, June 15, September 15, and December 15.

(7)
The RSUs will vest when each of the performance-based requirement, the service-based requirement, and the liquidity event requirement are satisfied. The performance-based requirement will be satisfied upon the Company achieving a revenue and a non-GAAP operating margin goal. No vesting will be provided for achievement below the performance goals; provided, however, that the Company’s board or compensation and talent committee retains discretion to provide for vesting of some or all of the RSUs in the event the performance goals are not satisfied. To the extent the performance-based requirement is satisfied, the service-based requirement will be satisfied as to 100% of the RSUs that become eligible to vest on the date the liquidity event requirement is satisfied. The liquidity event requirement was satisfied on March 16, 2021. On February 5, 2021, the compensation and talent committee made the determination that the performance goals were 99% achieved; as a result, the performance-based requirement was satisfied as to 99% of the shares underlying the award.

(8)
The RSUs will vest when both a “service-based requirement” and a “liquidity event requirement” are satisfied. The liquidity event requirement was satisfied on March 16, 2021. The service-based requirement will be satisfied as to 100% of the total number of shares of our common stock underlying the RSUs on the first trading day on or after June 15, 2021, subject to the named executive officer’s continued service through such date. A quarterly vesting date is the first trading day on or after each of March 15, June 15, September 15, and December 15.

(9)
This option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Ms. Carey’s continued role as a service provider to us, as to 1/4th of the total shares on November 5, 2019 with 1/48th of the total shares vesting monthly thereafter.

(10)
The shares underlying this option vest, subject to Mr. Chettiar’s continued role as a service provider to us, as to 1/4th of the total shares on December 31, 2020 with 1/24th of the total shares vesting monthly thereafter.

(11)
The shares underlying this option vest, subject to Mr. Chettiar’s continued role as a service provider to us, as to 1/4th of the total shares on September 1, 2020 with 1/24th of the total shares vesting monthly thereafter.

Executive Employment Agreements
We have entered into an employment letter setting forth the terms and conditions of employment for each of our named executive officers as described below.
Ramin Sayar
We have entered into a confirmatory employment letter agreement with Mr. Sayar. The letter agreement does not have a specific term and provides that Mr. Sayar is an at-will employee. Mr. Sayar’s current annual base salary is $362,250. For the fiscal year ended January 31, 2021, Mr. Sayar’s annual base salary was $350,000. For fiscal 2022, Mr. Sayar is also eligible to participate in our Bonus Plan at a target of 100% of annual base salary.
Sydney Carey
We have entered into a confirmatory employment letter agreement with Ms. Carey. The letter agreement does not have a specific term and provides that Ms. Carey is an at-will employee. Ms. Carey’s current annual base salary is $338,000. For the fiscal year ended January 31, 2021, Ms. Carey’s annual base salary was $325,000. For fiscal 2022, Ms. Carey is also eligible to participate in our Bonus Plan at a target of 60% of annual base salary.
Suku Krishnaraj Chettiar
We have entered into a confirmatory employment letter agreement with Mr. Chettiar. The letter agreement does not have a specific term and provides that Mr. Chettiar is an at-will employee. Mr. Chettiar’s current annual base salary is $281,500. For the fiscal year ended January 31, 2021, Mr. Chettiar’s annual base salary was $272,000. For fiscal 2022, Mr. Chettiar is also eligible to participate in our Bonus Plan at a target of 40% of annual base salary.
Potential Payments on Termination or Change in Control
In December 2019, we entered into a change in control and severance agreement with each of our named executive officers that provides for the severance and change in control benefits as described below. Each change in control and severance agreement supersedes any prior agreement or arrangement the named executive officer may have had with us that provides for severance and/or change in control payments or benefits.
Each change in control and severance agreement will terminate on the date that all of the obligations of the parties to the change in control and severance agreement have been satisfied.
If a named executive officer’s employment is terminated outside the period beginning three months before a change in control and ending 18 months following a change in control, or the change in control period, either (i) by us (or any of our subsidiaries) without “cause” (excluding by reason of death or disability) or (ii) by the named executive officer for “good reason” (as such terms are defined in the named executive officer’s change in control and severance agreement), the named executive officer will receive the following benefits if he or she timely signs and does not revoke a release of claims in our favor:
•
a lump-sum payment equal to six months (or, in the case of Mr. Sayar, 12 months) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•
payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the named executive officer and the named executive officer’s eligible dependents, if any, for up to six months (or, in the case of Mr. Sayar, 12 months), or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law.

If, within the change in control period, the named executive officer’s employment is terminated either (i) by us (or any of our subsidiaries) without cause (excluding by reason of death or disability) or (ii) by the named executive officer for good reason, the named executive officer will receive the following benefits if the named executive officer timely signs and does not revoke a release of claims in our favor:
•
a lump-sum payment, less applicable withholdings, equal to the sum of (x) 12 months (or, in the case of Mr. Sayar, 18 months) of the executive’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction or if greater, at the level in effect immediately prior to the change in control) and (y) 100% (or, in the case of Mr. Sayar, 150%) of the executive’s target annual bonus as in effect for the fiscal year in which the termination occurs;

•
payment of premiums for coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months, (or, in the case of Mr. Sayar, 18 months) or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law; and

•
100% accelerated vesting and exercisability (as applicable) of all outstanding equity awards and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria generally will be deemed achieved at the greater of actual achievement (if determinable), or 100% of target levels.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to our named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under his or her change in control or severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control and severance agreements do not require us to provide any tax gross-up payments.
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for all U.S. employees. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Code limits. We do not match any contributions made by our employees, including executives. We intend for our 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to our 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2021.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	28,524,775(2)	$4.17(3)	12,978,204(4)
Equity compensation plans not approved by security holders	140,348(5)	$10.21	—
Total	28,665,123		12,978,204
(1)	Includes our 2010 Stock Plan (“2010 Plan”), 2020 Equity Incentive Plan (“2020 Plan”), and 2020 Employee Stock Purchase Plan (“2020 ESPP”). Our 2010 Plan was terminated effective September 2020.
(2)	Includes 28,492,499 shares subject to options and RSUs outstanding as of January 31, 2021 that were issued under our 2010 Plan and our 2020 Plan.
(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)
As of January 31, 2021, 12,978,204 shares of common stock were available for issuance under our 2020 Plan and  2,000,000 shares of common stock were available for issuance under our 2020 ESPP. Our 2020 Plan provides that on the first day of each year beginning with our 2022 fiscal year, the number of shares of common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 12,500,000 shares, (ii) 5% of the outstanding shares of our common stock on of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine. Our 2020 ESPP provides that on the first day of each year beginning with our 2022 fiscal year, the number of shares of common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,500,000 shares, (ii) 1% of the outstanding shares of our common stock on of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine.

(5)
Consists of outstanding stock options that were granted under the Jask Labs 2015 Stock Plan and the Jask Labs 2018 Stock Plan (collectively, the “Jask Plans”) and assumed in connection with our acquisition of Jask Labs Inc. No additional awards may be granted under the Jask Plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 30, 2021 for:
•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group known by us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 106,191,315 shares of our common stock outstanding as of April 30, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 30, 2021 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 30, 2021, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sumo Logic, Inc., 305 Main Street, Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
Name of Beneficial Owner	Number of Shares Beneficially Owned	%
Named Executive Officers and Directors
Ramin Sayar(1)	4,340,867	3.9
Sydney Carey(2)	843,042	*
Suku Krishnaraj Chettiar(3)	616,174	*
Joseph Ansanelli	69,862	*
Christian Beedgen(4)	2,837,983	2.6
Sandra E. Bergeron(5)	31,250	*
Randy S. Gottfried(6)	250,000	*
William D. (BJ) Jenkins, Jr.(7)	265,813	*
Tracey Newell	—	—
Charles J. Robel(8)	315,625	*
All current executive officers and directors as a group (12 persons)(9)	10,718,903	9.4
5% Stockholders
Entities affiliated with Greylock(10)	15,183,932	14.3
Entities affiliated with Sapphire Ventures(11)	6,448,005	6.1
Entities affiliated with Accel(12)	5,720,160	5.4
Tiger Global Capital Management, LLC(13)	5,391,187	5.1
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Consists of (i) 173,913 shares held of record by Mr. Sayar, (ii) 24,800 shares held of record by The Sayar Family Trust, for which Mr. Sayar serves as co-trustee, (iii) 14,856 shares held in trust for Mr. Sayar’s children, (iv) 4,082,086 shares subject to stock options exercisable within 60 days of April 30, 2021, and (v) 45,212 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.

(2)
Consists of (i) 175,492 shares held of record by Ms. Carey, (ii) 643,800 shares subject to stock options exercisable within 60 days of April 30, 2021, and (iii) 23,750 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.

(3)	Consists of (i) 602,833 shares subject to stock options exercisable within 60 days of April 30, 2021, and (ii) 13,341 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.
(4)
Consists of (i) 1,831,726 shares held of record by Mr. Beedgen, (ii) 995,838 shares subject to stock options exercisable within 60 days of April 30, 2021, and (iii) 10,419 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.

(5)	Consists of (i) 25,000 shares held of record by Ms. Bergeron and (ii) 6,250 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.
(6)	Consists of 250,000 shares subject to stock options exercisable within 60 days of April 30, 2021.
(7)
Consists of (i) 25,000 shares held of record by Mr. Jenkins, (ii) 258,000 shares held by the Jenkins 2013 Revocable Trust, and (iii) 1,563 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.

(8)	Consists of (i) 12,500 shares held of record by Mr. Robel and (ii) 300,000 shares subject to stock options exercisable within 60 days of April 30, 2021.
(9)
Consists of (i) 2,748,971 shares beneficially owned by our executive officers and directors, (ii) 7,768,869 shares subject to stock options held by our executive officers and directors exercisable within 60 days of April 30, 2021, and (iii) 122,979 shares issuable upon the vesting of RSUs within 60 days of April 30, 2021.

(10)
Consists of (i) 13,532,834 shares of common stock held by Greylock XIII Limited Partnership (“Greylock XIII”), (ii) 1,218,356 shares of common stock held by Greylock XIII-A Limited Partnership (“Greylock XIII-A”), and (iii) 432,742 shares of common stock held by Greylock XIII Principals LLC (“Greylock XIII Principals”). Greylock XIII GP LLC (“Greylock XIII GP”) is the General Partner of Greylock XIII and Greylock XIII-A. Greylock Management Corporation (“GMC”), is the sole member of Greylock XIII Principals. Greylock XIII GP may be deemed to have voting and dispositive power over the shares held by Greylock XIII and Greylock XIII-A. GMC may be deemed to have voting and dispositive power over the shares held by Greylock XIII Principals. William W. Helman, Aneel Bhusri, Donald A. Sullivan, and David Sze are Senior Managing Members of Greylock XIII GP and the directors of GMC. Mr. Bhusri does not have voting or investment power over the shares held by Greylock XIII Principals. The address for each of these persons and entities is 2550 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(11)
Based solely on a Schedule 13G filed with the SEC on February 16, 2021, consists of 6,448,005 shares of common stock held by Sapphire Ventures, L.L.C. The securities may be deemed to be beneficially owned by Nino Marakovic, a managing member of Sapphire Ventures L.L.C. The address for this entity and this person is 3408 Hillview Avenue, Bldg. 5, Palo Alto, California 94304.

(12)
Based solely on a Schedule 13G filed with the SEC on February 16, 2021, consists of (i) 4,882,158 shares of common stock held by Accel XI L.P. (“A11”), (ii) 471,340 shares of common stock held by Accel Investors 2012 L.L.C. (“AI12”), and (iii) 366,662 shares of common stock held by Accel XI Strategic Partners L.P. (“A11SP”). Accel XI Associates L.L.C. is the general partner of each of A11 and A11SP, which together are referred to as the Accel XI Entities, and has the sole voting and investment power with respect to the shares held by the Accel XI Entities. Accel XI Associates L.L.C. has sole voting and dispositive power with regard to the shares held by the Accel XI Entities. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, and Richard P. Wong are the Managing Members of Accel XI Associates L.L.C. and AI12 and, therefore, share voting and investment powers. The address for each of these entities is 500 University Avenue, Palo Alto, California 94301.

(13)
Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, consists of 5,391,187 shares of common stock held by Tiger Global Management, LLC. The securities held by Tiger Global Management LLC may be deemed to be beneficially owned by Charles P. Coleman III and Scott Shleifer. The address for this entity and these persons is 9 West 57th Street, 35th Floor, New York, New York 10019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers, or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediately family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to our Amended and Restated Investors’ Rights Agreement dated May 1, 2019, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Greylock, Accel, Sapphire Ventures, and Ramin Sayar, our President, Chief Executive Officer, and a member of our board of directors, have the right to demand that we file a registration statement or request that their shares of our capital stock acquired prior to our initial public offering be covered by a registration statement that we are otherwise filing except to the extent that shares held by such holder can be sold in any 90-day period without registration in compliance with Rule 144. Joseph Ansanelli, a member of our board of directors, is affiliated with Greylock.
Transactions with Barracuda Networks
BJ Jenkins, a member of our board of directors, is the President and Chief Executive Officer of Barracuda Networks, Inc. (“Barracuda”). We are party to a master services agreement with Barracuda. During fiscal 2021, we received service fees of approximately $0.5 million from Barracuda.
Transactions with Informatica
Tracey Newell, a member of our board of directors since December 2020, was President, Global Field & Marketing Operations of Informatica LLC (“Informatica”) from January 2018 until January 2021. We are party to a service agreement with Informatica. During fiscal 2021, we received service fees of approximately $1.5 million from Informatica.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.
Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party and (ii) the extent of the related person’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (i) executive compensation governed by our standard compensation and benefits policies, (ii) director compensation arrangements governed by our standard director compensation policies, (iii) transactions with another company at which a related person’s only relationship is as an employee, other than an executive officer or director, or beneficial owner of less than 10% equity interest of that company, if the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues, (iv) charitable contributions, grants, or endowments by us to a charitable organization, foundation or university where the related person’s only relationship is as an employee, other than an executive officer or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts, (v) any transaction available to all U.S. employees generally, and (vi) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

OTHER MATTERS
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended January 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investor.sumologic.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Sumo Logic, Inc., Attention: Corporate Secretary, 305 Main Street, Redwood City, California 94063.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

Redwood City, California
May 21, 2021

SUMO LOGIC, INC.
305 MAIN STREET
REDWOOD CITY, CA 94063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SUMO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:	☐	☐	☐	______________________

1. Election of Class I Directors

Nominees

01) Joseph Ansanelli 02) Charles J. Robel 03) Ramin Sayar

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. The ratification of the appointment of PricewaterhouseCoopers LLP as Sumo Logic, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000516180_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

SUMO LOGIC, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JULY 6, 2021

The undersigned stockholder(s) hereby appoint(s) Ramin Sayar, Sydney Carey, and Katherine Haar, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sumo Logic, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on July 6, 2021, at www.virtualshareholdermeeting.com/SUMO2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE NAMED PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000516180_2 R1.0.0.177

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.